UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2006

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, Solo Cup Company, a Delaware corporation (the “Company”) and Solo Cup Investment Corporation, a Delaware corporation (“SCIC”) entered into a Second Lien Credit Agreement with Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Bookrunning Manager and other lending parties therein (the “Second Lien Facility”).

The following description of the general terms is qualified in its entirety by reference to the complete text of the Second Lien Facility, which is filed herewith as Exhibit 99.1 and is herein incorporated by reference.

The Second Lien Facility provided a secured term loan facility in the amount of $80 million (“Second Term Loan”). The Second Term Loan bears interest, at the option of the Company, at a rate equal to LIBOR plus 4.50% per annum; or 3.50% per annum plus the higher of (a) the Bank of America prime rate or (b) the Federal Funds rate plus  1/2 of one percentage point. The principal amount will be due upon maturity in February 2012. The proceeds of the Second Term Loan are being used to reduce amounts outstanding under the Company’s domestic revolving credit facility under its Credit Agreement dated February 27, 2004, (filed as Exhibit 10.15 to the Form S-4 dated as of June 24, 2004 and filed June 25, 2004 [SEC File No. 333-116843]), as amended by Amendment No. 1, dated as of March 31, 2005 (filed as Exhibit 99.1 to the Form 8-K filed April 6, 2005 [SEC File No. 333-116843]), by Amendment No. 2, dated as of October 14, 2005 (filed as Exhibit 99.1 to the Form 8-K filed October 17, 2005 [SEC File No. 333-116843]), and by Amendment No. 3 dated as of March 27, 2006 (filed as Exhibit 10.16 to the Company’s Form 10-K filed March 30, 2006 [SEC File No. 333-116843]) (collectively, the “First Lien Facility”).

The loan documentation contains customary affirmative and negative covenants substantially similar to those contained in our First Lien Facility and financial covenants less restrictive than those in our First Lien Facility. During the term of the Second Lien Facility, the negative covenants restrict our ability to do certain things, including but not limited to:

•	incur additional indebtedness, including guarantees;
•	create, incur, assume or permit to exist liens on property and assets;
•	make loans and investments and enter into acquisitions and joint ventures;
•	engage in sales, transfers and other dispositions of our property or assets;
•	prepay, redeem or repurchase our debt, or amend or modify the terms of certain material debt or certain other agreements;
•	declare or pay dividends to, make distributions to, or make redemptions and repurchases from, equity holders; and
•	restrict the ability of our subsidiaries to pay dividends and make distributions.

The Second Lien Facility also includes the following financial covenants:

•	maximum consolidated leverage ratio;
•	maximum capital expenditures; and
•	minimum consolidated interest coverage ratio.

The Second Lien Facility borrowings are secured by substantially all the assets of the Company subject, however, to an Intercreditor Agreement between lenders under the First Lien Facility and lenders under the Second Lien Facility. The Second Lien Facility borrowings are guaranteed by SCIC and the Company’s domestic subsidiaries. The Second Lien Facility may be prepaid under certain conditions. Customary events of default are also included in the loan documentation for the Second Lien Facility including, but not limited to, cross defaults to the Company’s other material debt and certain change of control events.

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ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1:	Second Lien Credit Agreement, dated as of March 31, 2006, among Solo Cup Company, a Delaware corporation, Solo Cup Investment Corporation, and Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Bookrunning Manager and other lending parties therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Susan H. Marks
Susan H. Marks
Executive Vice President and Chief Financial Officer

Date: April 6, 2006

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